EXHIBIT 5.1

OPINION OF MORSE & MORSE PLLC

RE: LEGALITY OF SHARES OF COMMON STOCK BEING REGISTERED

Morse & Morse PLLC

1400 Old Country Road

Westbury, NY 11590

(516) 487-1446

(516) 487-1452/fax

FlexShopper, Inc.	March 30, 2016

2700 North Military Trail, Ste. 200

Boca Raton, FL 33431

Re: Registration Statement on Form S-8 of FlexShopper, Inc.

Gentlemen:

You have requested our opinion as counsel for FlexShopper, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act') with respect to shares (the "Shares") of Common Stock, par value $.0001 per share, of the Registrant which may be issued pursuant to the direct issuance of shares or exercise of options granted or to be granted under the Registrant's 2015 Omnibus Equity Compensation Plan covering up to 4,000,000 shares (the “2015 Plan”)

We have examined such corporate records and other documents and have made such examination of law as we have deemed relevant in connection with this opinion.

Based upon the foregoing, we advise you that in our opinion each authorized but unissued Share issued by the Registrant in accordance with the terms of the 2015 Plan, upon the direct issuance of shares and/or exercise of options properly granted (or to be granted) under the 2015 Plan, is duly authorized, and, when (a) the applicable provisions of such "blue sky" and securities laws as may be applicable have been complied with and (b) each such Share has been delivered in accordance with the terms of the 2015 Plan, assuming no change in the applicable law or pertinent facts, each such Share will be legally issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name therein under the caption "Interests of Named Experts and Counsel," in Part II of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

MORSE & MORSE PLLC

/s/ Steven Morse, Managing Member